Exhibit 99.4

                         FORM OF LETTER
                      DEL MONTE CORPORATION
                     DEL MONTE FOODS COMPANY

                        Offer to Exchange

         Series B 12 1/4% Senior Subordinated Notes due 2007,

which have been registered under the Securities Act of 1933, as amended,

                    for any and all Outstanding

              12 1/4% Senior Subordinated Notes due 2007


To Our Clients:

           Enclosed for your consideration is a Prospectus of Del Monte Corporation, a New York corporation ("DMC"), and Del Monte Foods Company, a Maryland corporation ("DMFC"), dated ______ __, 1997 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") of registered Series B 12 1/4% Senior Subordinated Notes due 2007 (the "New Notes") for any and all outstanding 12 1/4% Senior Subordinated Notes due 2007 (the "Old Notes") (CUSIP No. _________), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of DMC and DMFC contained in the Registration Rights Agreement, dated as of April 18, 1997, between DMC, DMFC and BT Securities Corporation, Bankers Trust International plc, BancAmerica Securities, Inc. and Bear, Stearns & Co. Inc. (as the Initial Purchaser).

           This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

           Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

           Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________ __, 1997 (THE "EXPIRATION DATE") (30 CALENDAR DAYS FOLLOWING THE COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY DMC. ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

           Your attention is directed to the following:

           1.  The Exchange Offer is for any and all Old Notes.

           2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The
Exchange Offer -- Conditions."

           3. Any transfer taxes incident to the transfer of Old Notes from the holder to DMC will be paid by DMC, except as otherwise provided in the Instructions in the Letter of Transmittal.




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           4. The Exchange Offer expires at 5:00 p.m., New York
City time, on the Expiration Date unless extended by DMC.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

          Instructions with Respect to the Exchange Offer

           The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated ______ __, 1997, of Del Monte Corporation, a New York corporation, and of Del Monte Foods Company, a Maryland corporation, and the related specimen Letter of Transmittal.

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      This will instruct you to tender the number of Old Notes
indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1  [ ]  Please tender my Old Notes held by you for my
            account. If I do not wish to tender all of the Old
            Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Old
            Notes that I do not wish tendered.

Box 2  [ ]  Please do not tender any Old Notes held by you for my account.

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Date__________________, 1997      ____________________________________
                                              Signature(s)

                                  ____________________________________



                                  ____________________________________
                                        Please print name(s) here

                                  ____________________________________
                                       Area Code and Telephone No.



      UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE
SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN
INSTRUCTION TO US TO TENDER ALL OLD NOTES.





                               2


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